SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported)   October 28, 1998



                           MILESTONE PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



       Delaware                        1-10641                65-0158204
(State or Other Jurisdiction         (Commission            (IRS Employer
       of Incorporation)              File Number)           Identification No.)



    150 East Palmetto Park Road, 4th Floor, Boca Raton, FL           33486
 -------------------------------------------------------------------------------
           (Address of Principal Executive Offices)               (Zip Code)



        Registrant's telephone number, including area code    (561) 394-9533
                                                           -----------------




          (Former Name or Former Address, if Changed Since Last Report)






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Item 4. Changes in Registrant's Certifying Accountant.

Milestone Properties, Inc. ("Milestone"), directly and through its wholly owned subsidiaries, is engaged in the business of owning, acquiring, managing, developing and investing in commercial real estate and real estate related assets. Milestone, together with its subsidiaries, is hereinafter referred to as the "Company".

On October 28, 1998, the Company dismissed the accounting firm of Deloitte & Touche LLP as the Company's independent auditor to audit the Company's financial statements.

Deloitte & Touche LLP's reports on the Company's consolidated balance sheets as of December 31, 1997 and 1996, and the related consolidated statements of revenues and expenses, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997 did not contain any adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the above mentioned periods and the interim periods ended June 30, 1998 and through the date of this filing, the Company had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable event, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

The Company has never been advised by Deloitte & Touche LLP that (a) the internal controls necessary for the Company to develop reliable financial statements do not exist; (b) information had come to its attention that led it to no longer be able to rely on management's representations or that had made it unwilling to be associated with the financial statements prepared by management;
(c) there was a need to expand significantly the scope of the audit, or that information had come to its attention that, if further investigated, may (or may have): (i) materially impact (or impacted) the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the year ending December 31, 1998, or (ii) cause (or caused) it to be unwilling to rely on management's representations or to be associated with the registrant's financial statements or (d) information has (or had) come to its attention that it has (or had) concluded materially impacts (or impacted) the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued for the year ending December 31, 1998 (including information that, unless resolved to the satisfaction of Deloitte & Touche LLP, would prevent it from rendering an unqualified audit report on such financial statements).

The Company has provided the above disclosure to Deloitte & Touche LLP, and has requested that they furnish the Company with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether they agree with the above statements. A copy of Deloitte & Touche LLP's letter in response to this request is attached as an exhibit to this report.

On November 2, 1998, the Company retained the accounting firm of Ahearn, Jasco + Company, P.A. as its new independent auditor to audit the Company's financial statements for the fiscal year ending December 31, 1998. Neither during the period ended June 30, 1998 and through the date of this filing nor during the Company's three most recent fiscal years, did the Company consult with Ahearn, Jasco + Company, P.A. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company.





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The Company  has  provided  Ahearn,  Jasco + Company,  P.A.  with a copy of this report prior to its filing with the Commission, and Ahearn, Jasco + Company, P.A. agrees with the comments contained herein.

The decision to change accounting firms as the Company's independent auditor to audit the Company's financial statements was approved by the Audit Committee of the Company's Board of Directors on October 27, 1998.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits.

          Exhibit Number                    Description

          16.1 Letter from Deloitte & Touche LLP, dated November 4, 1998, to the Securities and Exchange Commission.






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                                                        SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MILESTONE PROPERTIES, INC.
                                            (Registrant)



Date: November 4, 1998                      By  /s/ Patrick S. Kirse
                                                --------------------
                                                Patrick S. Kirse
                                                Vice President of Accounting
                                                (Principal Accounting Officer)